UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, the Board of Directors (the “Board”) of VisionWave Holdings, Inc. (the “Company”) appointed Shayna Quinn as a member of the Board, effective immediately, to serve until the next annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier resignation or removal in accordance with the Company’s Bylaws and applicable law.

Ms. Quinn, age 33, brings more than nine years of executive leadership experience in high-growth technology and transportation sectors, with expertise in mergers and acquisitions, integration planning, strategic partnerships, business development, market expansion, and operational scaling. Since February 2025, she has served as an M&A Integration Consultant at Windels Marx (Transportation Sector), leading post-deal integration efforts, stakeholder coordination, and regulatory compliance workstreams. Previously, she was Director, Business Development & Head of Market Expansion & Integrations at Kaptyn (2020–2023), where she oversaw new market launches, acquisition due diligence, merger integration planning, and multi-regional team leadership. From 2016 to 2019, she served as Director of Operations & Special Projects at Juno, directing global operations supporting over 48,000 independent contractors and managing regulatory partnerships with authorities such as the NYC Taxi & Limousine Commission. Ms. Quinn holds a B.A. in Nursing Science from Stevenson University (2014) and an M.S. in Public Health from Cornell University (2017).

The Board has determined that Ms. Quinn qualifies as an independent director under Nasdaq Listing Rule 5605(a)(2) and applicable SEC rules.

In connection with her appointment, the Company and Ms. Quinn entered into an Independent Director Engagement Agreement dated April 16, 2026 (the “Director Agreement”). Under the Director Agreement, Ms. Quinn will receive: (i) an annual cash retainer of $36,000, payable quarterly in arrears; and (ii) an annual grant of $60,000 in shares of restricted stock under the Company’s 2024 Omnibus Equity Incentive Plan, granted on or about August 1 of each year and vesting in full after twelve (12) months of continuous service (subject to accelerated vesting upon a Change in Control or the director’s death or disability). The Director Agreement also provides for expense reimbursement in accordance with Company policy. The Director Agreement is consistent with the Company’s Director Compensation Policy.

The foregoing description of the Director Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Ms. Quinn and any other person pursuant to which she was selected as a director. There are no transactions involving Ms. Quinn that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Independent Director Engagement Agreement (Incorporated by reference to the Form 8-K Current Report filed September 12, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman and Chief Executive Officer
Date:	April 20, 2026